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                                                                    EXHIBIT 10.1


         AMENDMENTS, made as of May 15, 2002 to those certain Amended and Restated Program License Agreements ("Agreements") dated as of January 1, 2001 between Hallmark Entertainment Distribution, LLC ("HED" or "Licensor") and Crown Media United States, LLC (formerly known as Odyssey Holdings, LLC) ("CMUS" and the "CMUS License") and between Licensor and Crown Media International, Inc. ("CMI" and the "CMI License").

         For good and valuable consideration, the receipt and sufficiency of which are being acknowledged HED and CMUS and CMI hereby agree to amend the Agreements as follows:

         1. Whereas, (a) Pursuant to Paragraph 9 of the CMUS License, CMUS may sublicense and transfer its rights in the Library Pictures and New Pictures (the "Pictures") to a third party; and (b) CMUS is desirous of engaging HED on a non-exclusive basis to solicit and] enter into third party license agreements ("Third Party License Agreements"), therefore CMUS hereby authorizes HED, (a) to enter into Third Party License Agreements in its own name covering rights controlled by CMUS in respect of those titles set forth on Schedule A ("Schedule A Titles") attached hereto and incorporated herein by reference; (b) if requested and approved in writing by CMUS, to enter into Third Party License Agreements in CMUS' name as its agent in respect of the Pictures; and, (c) to collect all monies due in respect of the Schedule A Titles (and the Pictures, if requested by CMUS) and to remit one hundred percent (100%) of the amount collected (the "Third Party License Fees") to CMUS (or in the alternative, to direct that such Third Party License Fees be paid directly to CMUS or CMI as applicable). With respect to Schedule A Titles, and Pictures, if applicable, which are the subject of Third Party License Agreements with terms which extend beyond the Picture Term and the Second Picture Term, if any, CMUS and HED shall share the Third Party License Fees. HED's share shall be calculated by multiplying the Third Party License Fee by a fraction, the numerator of which is the number of days in that portion of the term of the Third Party License Agreement which extends beyond the end of the Picture Term and if extended, the Second Picture Term, and the denominator of which shall be the length of the Third Party License Agreement term (expressed in number of days). Any payment due HED in respect of the foregoing is in addition to, and not in lieu of, HED's 50% share, as provided for in Paragraph 9 ("HED's Share"). The balance remaining after deducting HED's Share will be CMUS' Share to which HED will be entitled to such portion thereof, if any, as provided for in Paragraph 9.

         2. In addition, pursuant to Paragraph 11 of the CMI License, CMI may sublicense and transfer its rights to the Pictures licensed under the CMI License to third parties, subject to the consent of HED. CMI hereby authorizes HED, on a non-exclusive basis, to enter into Third Party License Agreements for Pictures covered by the CMI License under terms approved in advance in writing by CMI and to collect and remit the Third Party License Fees therefrom to CMI in the same manner as described in Paragraph 1 above.



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                  Any Third Party License Fees which exceed the license fees paid HED by CMI for any Picture or are attributable to terms exceeding CMI's Picture Terms will be allocated between CMI and HED in the same manner as described in Paragraph 1. To the extent HED enters into Third Party License Agreements for Pictures covered by the CMI License, it will be deemed to have consented to such Third Party Licenses.

         3. Paragraph 10 [New] Accounting/Audit Rights - CMUS, CMI and HED, as applicable shall with respect to the Schedule A Titles and Pictures and to the extent either receives Third Party License Fees, pay the other its allocable share of the Third Party License Fees (if any) as calculated pursuant to Paragraph 1 above within thirty (30) days of its receipt by the collecting party. CMUS, CMI and HED shall each maintain full, true, separate and accurate books and records of accounts, including without limitation a record of all Third Party License Fees they have invoiced and collected. Upon no less than two (2) weeks advance written notice (or any shorter period of time that may be agreed upon by the parties), either party, at its sole cost and expense, shall have the right, during reasonable business hours, at the other's principal place of business within the continental United States (or such other location that may be agreed upon by the parties) to have it's agents or representatives audit, inspect and copy the books and records of the other or the other's corporate affiliates related to the Schedule A Titles and Pictures which are subject to this provision. At no time shall either party require the other to audit any documents at a location that is outside of the continental United States. Each party shall, in good faith, assist and cooperate with the other party in connection with any such audit. Neither party may audit the other's books and records relating to the Schedule A Titles and Pictures more than once during any twelve (12) month period.

         Except as amended hereby, the terms and conditions of the Agreement shall be unaffected hereby and the Agreement shall remain in full force and effect.

Agreed and Accepted:                        Agreed and Accepted:

Hallmark Entertainment Distribution, LLC    Crown Media United States, LLC

By: /s/ J. Ringler                          By: /s/ C. Stanford
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Agreed and Accepted:

Crown Media International, LLC.



By: /s/ C. Stanford
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